EXHIBIT 99.1

Press Release

AuthenTec Reports Third Quarter 2010 Financial Results;
Provides Update on UPEK Integration

MELBOURNE, Fla., November 9, 2010 -- AuthenTec (NASDAQ:AUTH), a leading provider of security, identity management and touch control solutions, today reported financial results for the third quarter 2010 ended October 1, 2010.  The Company also provided an update on integration activities following its merger with UPEK on September 7, 2010, including a consolidation of manufacturing operations, global workforce reduction and other cost-saving initiatives that are expected to generate more than $10.0 million in annualized cost synergies beginning in 2011.

Third Quarter Highlights:

•	Third quarter consolidated revenue of $10.2 million, including one month of UPEK revenue

•	Embedded Security Solutions revenue increased 46 percent over the prior quarter

•	Wireless revenue increased 65 percent over the year-ago quarter and 25 percent sequentially

•	Completed merger with UPEK

Revenue for the third quarter of 2010 was $10.2 million, which was at the midpoint of the Company’s previously updated guidance, and included approximately one month of UPEK revenue.  Third quarter revenue included $4.1 million from Embedded Security Solutions (ESS) and $6.1 million from Smart Sensor Solutions (SSS).  This compares to $2.8 million of ESS revenue and $7.9 million of SSS revenue during the second quarter of 2010.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), consolidated net loss for the third quarter of 2010 was $11.5 million, or $0.37 per diluted share.  This includes a $4.1 million charge for the cost of litigation dismissal as well as other legal and acquisition costs related to the UPEK merger, and compares to a GAAP net loss of $3.9 million, or $0.13 per diluted share, in the second quarter of 2010 and a GAAP net loss of $4.2 million, or $0.14 per diluted share, in the third quarter of 2009.

GAAP gross margin in the third quarter was 50.5 percent, compared to 51.4 percent in the second quarter of 2010 and 45.3 percent in the third quarter of 2009.  Total operating expenses on a GAAP basis were $16.8 million, compared to $10.1 million in the second quarter of 2010 and $8.9 million in the third quarter of 2009.  Operating expenses included $5.7 million for litigation dismissal, legal and other acquisition costs related to the completion of the UPEK transaction, and severance.  A reconciliation of third quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, consolidated net loss for the third quarter of 2010 was $3.6 million, or $0.11 per diluted share, which was within the previously updated guidance for a loss of $0.10 to $0.12 per share.  Non-GAAP results exclude certain legal and other one-time costs, including those associated with the UPEK transaction, as well as stock-based compensation and the amortization of acquired intangible assets.  The third quarter loss compares to a non-GAAP loss of $2.5 million, or $0.08 per diluted share, in the second quarter of 2010 and a non-GAAP net loss of $1.5 million, or $0.05 per diluted share, in the third quarter of 2009.

Non-GAAP gross margin in the third quarter was 59.4 percent, up from 54.6 percent in the second quarter of 2010 and 46.0 percent in the third quarter of 2009.  The 1,340 basis points increase in year-over-year gross margin was primarily due to the higher revenue contribution from ESS, which has higher margins than SSS.

Total operating expenses on a non-GAAP basis were $9.5 million, compared to $8.3 million in the second quarter of 2010 and $6.3 million in the third quarter of 2009.  Operating expenses increased over the prior quarter due to the addition of one month of operating expenses from UPEK, and were partially offset by lower expenses in AuthenTec’s ESS segment.

AuthenTec ended the third quarter of 2010 with $36.1 million in cash and investments, compared to $43.2 million in cash and investments at the end of the second quarter of 2010.

Business Update:

“During the third quarter, we completed our merger with UPEK to become the world’s number one provider of fingerprint sensors and identity management software.  This combination provides AuthenTec significantly greater scale and expands our revenue, customers and markets, while also broadening our hardware and software products, technology and intellectual property,” said AuthenTec CEO Larry Ciaccia.  “We believe AuthenTec now has the scale and market diversity needed to achieve our financial goals while accelerating our strategic initiatives.

“We added several new customers during the quarter, including Motorola, which recently announced its new DROID PRO mobile phone utilizing our IPsec solution as the first on the market to support Cisco’s IP security (IPsec) as well as a full range of VPN protocols for multiple gateways.  Further expanding our offering for the mobile market, we introduced our new AES850 Saturn smart sensor -- the smallest sensor to incorporate authentication with navigation -- and our new TrueSuite® Mobile identity management software, which is designed to complement the AES850 and our recently announced AES1750 sensor.  We believe that these new products expand the options available to OEMs and increase the value of our smart sensors in the next generation of smartphones. We also received our first production order during the quarter for a new Android-based smartphone expected to be launched by a top five handset OEM in the first quarter 2011.

“AuthenTec also recently launched its first direct-to-consumer offering with our new TrueSuite® identity management software for Windows 7.  We believe that this consumer-friendly PC software will unlock the full potential of our sensors and help drive higher sensor attach rates in the fastest growing segments of the PC market. Our software will be embedded into millions of PCs shipped over the next several quarters and is available for download for use with previously shipped sensors as well. We look forward to leveraging TrueSuite to expand our direct-to-consumer offering and drive growth in our Eikon® family of fingerprint peripherals and partner applications, which are built on our new TrueAPI™ development platform.”

UPEK Integration:

During the quarter, AuthenTec initiated an integration plan that is expected to generate more than $10.0 million in annualized cost synergies in 2011.  This plan will include consolidating UPEK’s manufacturing operations from Singapore into AuthenTec’s U.S. and China operations, and implementing a 25 percent global workforce reduction.

Commenting on the integration, Mr. Ciaccia said, “These and other initiatives are integral to our plans for achieving profitability while enabling us to continue funding the development of new products and technologies to fuel future growth.  We expect the majority of these initiatives to be complete by the first quarter of 2011.”

Business Outlook:

Mr. Ciaccia concluded, “We expect our combined fourth quarter revenue to increase to a range of between $14.0 million and $15.2 million.   Non-GAAP operating expenses for the fourth quarter are expected to be between $11.5 million and $12.0 million, reflecting a full quarter of costs associated with the UPEK business but partially offset by the realization of initial cost synergies.  Non-GAAP net loss per diluted share is expected to range between $0.10 and $0.13.  As a result of the UPEK integration efforts, the Company expects to record a restructuring charge of approximately $3.0 million to $4.0 million during the fourth quarter.  With the integration of UPEK on plan and customer and strategic initiatives well under way, we are well positioned for growth in 2011.”

Third Quarter 2010 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its third quarter 2010 financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, November 9, 2010. Investors and analysts may join the conference call by dialing 866-783-2137 and providing the participant pass code 62660803.  International callers may join the teleconference by dialing +1-857-350-1596 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and will remain available until midnight ET on Tuesday, November 16, 2010. The U.S. replay number is 888-286-8010, with a confirmation code of 45553920.  International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live web cast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our expectations that the Company will be able to capitalize on synergistic opportunities between our ESS and Smart Sensor businesses, design wins resulting in new product shipments and the timing and volume of such shipments and revenue, receiving fingerprint sensor revenue from 9 of the top 10 PC OEMs next year as well as several wireless manufacturers,  generating our first TrueSuite software revenues based on as many as six PC OEMs we now count as future customers, revenue, operating expenses and net loss for the third quarter, growth in Smart Sensor revenue in the fourth quarter and growth in 2011.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the UPEK business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2010. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec is the world's #1 provider of fingerprint sensors and identity management software complemented by an embedded security portfolio offering point-to-point security and content protection. AuthenTec provides security, identity management and touch control solutions for enterprise, consumer and government applications to a growing base of top tier global customers. With nearly 100 million fingerprint sensors shipped, the Company's smart sensor products, software and embedded security solutions are used in virtually every aspect of life, from the PC on your desk to the mobile device in your hand to the server in the cloud. AuthenTec offers developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Investor Contact: Leanne K. Sievers Executive Vice President, Investor Relations Shelton Group Investor Relations +1-949-224-3874 lsievers@sheltongroup.com	Media Contact: Brent Dietz Director of Communications AuthenTec +1-321-308-1320 brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1
	Three months ended			Nine months ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009

Revenue	$10,232	$10,721	$10,267	$30,129	$25,751

Cost of revenue	5,068	5,210	5,616	15,006	13,836

Gross profit	5,164	5,511	4,651	15,123	11,915
	50.5%	51.4%	45.3%	50.2%	46.3%
Operating expenses:
Research and development	5,314	4,742	3,644	14,042	11,091
Selling and marketing	3,324	3,306	2,028	8,896	5,833
General and administrative	4,039	2,073	1,439	9,065	5,360
Litigation dismissal	4,141	-	1,747	4,141	4,348
Total operating expenses	16,818	10,121	8,858	36,144	26,632

Operating loss	(11,654)	(4,610)	(4,207)	(21,021)	(14,717)

Other income (expense):
Impairment on investments	-	-	-	-	(28)
Earnout adjustment	-	729	-	729	-
Interest and other expenses	(190)	-	-	(190)
Interest income	40	44	52	124	316
Total other income (expense), net	(150)	773	52	663	288

Provision for income taxes	(286)	63	-	(223)	-

Net Loss	$(11,518)	$(3,900)	$(4,155)	$(20,135)	$(14,429)

Net loss per share:
Basic	$(0.37)	$(0.13)	$(0.14)	$(0.67)	$(0.50)
Diluted	$(0.37)	$(0.13)	$(0.14)	$(0.67)	$(0.50)

Shares used in computing net loss per common share:
Basic	31,503	29,912	28,668	30,189	28,657
Diluted	31,503	29,912	28,668	30,189	28,657

	Three months ended			Nine months ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	67	50	68	181	199
Research and development	246	173	231	648	699
Selling and marketing	258	200	255	706	741
General and administrative	521	202	261	968	825
Costs related to reduction in workforce
Cost of revenue	-	-	-	-	-
Research and development	-	-	-	-	141
Selling and marketing	-	415	50	415	140
General and administrative	1,016	-	-	1,016	3
Legal and acquisition related costs
General and administrative	5,035	601	1,747	6,972	4,348
Provision for income taxes	(347)	-	-	(347)	-
Amortization of purchased tangible and intangible assets
Cost of revenue	847	291	-	1,227	-
Research and development	62	65	23	158	23
Selling and marketing	197	130	-	352	-

Impairment on investments	-	-	-	-	28
Earnout adjustment	-	(729)	-	(729)	-
Interest expense	55	-	-	55	-

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2
	Three months ended			Nine months ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009

Net loss on GAAP basis:	$(11,518)	$(3,900)	$(4,155)	$(20,135)	$(14,429)
Stock-based compensation expense	1,092	625	815	2,503	2,464
Costs related to reduction in workforce	1,016	415	50	1,431	284
Legal and acquisition related costs	4,688	601	1,747	6,625	4,348
Amortization of purchased tangible and intangible assets	1,106	486	23	1,737	23
Earnout adjustment	-	(729)	-	(729)	-
Impairment on investments	-	-	-	-	28
Interest income (expense)	55	-	-	55	-
Net loss on non-GAAP basis:	$(3,561)	$(2,502)	$(1,520)	$(8,513)	$(7,282)

Non-GAAP basic earnings per share	$(0.11)	$(0.08)	$(0.05)	$(0.28)	$(0.25)
Non-GAAP diluted earnings per share	$(0.11)	$(0.08)	$(0.05)	$(0.28)	$(0.25)

	Three months ended			Nine months ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009

Gross profit on GAAP basis:	$5,164	$5,511	$4,651	$15,123	$11,915
Stock-based compensation expense	67	50	68	181	199
Amortization of purchased tangible and intangible assets	847	291	-	1,227	-
Gross profit on non-GAAP basis:	$6,078	$5,852	$4,719	$16,531	$12,114

Non-GAAP gross margin	59.4%	54.6%	46.0%	54.9%	47.0%

	Three months ended			Nine months ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009

Operating expenses on GAAP basis:	$16,818	$10,121	$8,858	$36,144	$26,632
Stock-based compensation expense	(1,025)	(575)	(747)	(2,322)	(2,265)
Costs related to reduction in workforce	(1,016)	(415)	(50)	(1,431)	(284)
Legal and acquisition related costs	(5,035)	(601)	(1,747)	(6,972)	(4,348)
Amortization of purchased tangible and intangible assets	(259)	(195)	(23)	(510)	(23)
Operating expenses on non-GAAP basis:	$9,483	$8,335	$6,291	$24,909	$19,712

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3
	October 1,	January 1,
	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$17,603	$27,482
Short-term investments	15,169	24,893
Accounts receivable, net	10,812	3,208
Inventory	4,447	2,245
Other current assets	1,724	1,123
Total current assets	49,755	58,951
Long-term investments	3,345	3,173
Purchased intangible assets	29,454	998
Goodwill	7,030	—
Other long-term assets	10	9
Property and equipment, net	5,070	3,048
Total assets	$94,664	$66,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,499	$2,458
Other accrued liabilities	10,252	3,380
Note Payable	21,285	—
Total current liabilities	39,036	5,838
Deferred rent	538	514
Total liabilities	39,574	6,352

Stockholders' equity
Common stock and additional paid in capital	168,361	153,350
Other comprehensive income (loss)	192	(195)
Accumulated deficit	(113,463)	(93,328)

Total stockholders' equity	55,090	59,827
Total liabilities and stockholders' equity	$94,664	$66,179